Calculation of Filing Fee Tables
S-3
SOUTHERN CO GAS
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Series 2025B 5.10% Senior Notes due September 15, 2035 of Southern Company Gas Capital Corporation	457(r)			$ 423,907,750.00	0.0001531	$ 64,900.28
Fees to be Paid	2	Other	Guarantee of Series 2025B 5.10% Senior Notes due September 15, 2035 of Southern Company Gas Capital Corporation	Other				0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 423,907,750.00		$ 64,900.28
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 48,828.91
			Net Fee Due:						$ 16,071.37
Offering Note
[1]	This Calculation of Filing Fee Tables shall be deemed to update the Calculation of Filing Fee Tables in Southern Company Gas and Southern Company Gas Capital Corporation's Registration Statement on Form S-3 (File No. 333-285115) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the Securities Act). Southern Company Gas has provided a guarantee with respect to the Series 2025B 5.10% Senior Notes due September 15, 2035 issued by Southern Company Gas Capital Corporation.

[2]	No separate consideration will be received for the Guarantee of Series 2025B 5.10% Senior Notes due September 15, 2035 by Southern Company Gas, and, pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to such guarantee.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Southern Co Gas	S-3	333-264573	04/29/2022		$ 48,828.91	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 526,741,208.20
Fee Offset Sources		Southern Co Gas	S-3	333-264573		04/29/2022						$ 48,828.91
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Southern Company Gas and Southern Company Gas Capital Corporation (together, the Registrants) previously filed a Registration Statement on Form S-3 (File No. 333-264573) (the Prior Registration Statement) with the Securities and Exchange Commission on April 29, 2022. The Prior Registration Statement registered an unallocated maximum aggregate offering price of $2,500,000,000 of securities. In connection with the filing of the Prior Registration Statement, the Registrants made a contemporaneous fee payment in the amount of $157,067.45. Of the $2,500,000,000 of securities registered under the Prior Registration Statement, $1,053,482,500 remain unsold (the Unsold Securities). The Registrants have completed all offerings under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the $48,828.91 portion of the registration fee paid with the Prior Registration Statement associated with $526,741,208.20 of the Unsold Securities is being used as an offset against the $64,900.28 registration fee due herewith, resulting in a net registration fee due of $16,071.37.

Offset Note
[2]	See above.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $423,907,750.00. The prospectus is a final prospectus for the related offering.